UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

December 15, 2020

JBG SMITH PROPERTIES

(Exact name of Registrant as specified in its charter)

Maryland	No. 001-37994	81-4307010
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification No.)

4747 Bethesda Avenue, Suite 200 Bethesda, MD	20814
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (240) 333-3600

Former name or former address, if changed since last report:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, par value $0.01 per share	JBGS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 1.01	Entry into a Material Definitive Agreement.

On December 17, 2020, JBG SMITH Properties (the “Company”), as general partner of JBG SMITH Properties LP (the “Operating Partnership”), entered into the Second Amended and Restated Limited Partnership Agreement of the Operating Partnership (the “Second Amended and Restated Partnership Agreement”) to remove certain outdated references to its formation transactions and to reflect certain technical, conforming and clarifying changes made to certain sections of the First Amended and Restated Limited Partnership Agreement of the Operating Partnership (the “First Amended and Restated Partnership Agreement”).

The description of the material terms of the First Amended and Restated Partnership Agreement was previously reported in the section entitled “Partnership Agreement” in the Company’s Information Statement, dated June 27, 2017, which was filed as Exhibit 99.1 to the Company’s Current Report on Form 8-K filed on June 27, 2017, which description is incorporated herein by reference.

The foregoing description of the Second Amended and Restated Partnership Agreement is not complete and is subject to and qualified in its entirety by the terms of the Second Amended and Restated Partnership Agreement, a copy of which is filed as Exhibit 10.1 hereto.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Executive Officer Transition and Appointments

On December 15, 2020, the Company’s Board of Trustees made the following officer appointments effective January 1, 2021. Each of the appointed officers has previous experience with the Company, including M. Moina Banerjee, whose title and role will change from Executive Vice President, Head of Capital Markets to Chief Financial Officer and principal financial officer, Stephen W. Theriot whose title and role will change from Chief Financial Officer, principal financial officer and principal accounting officer to Senior Advisor, and Angela Valdes, our current Chief Accounting Officer, who will now also serve as the Company’s principal accounting officer.

M. Moina Banerjee, Chief Financial Officer

Ms. Banerjee, age 39, has served as Executive Vice President, Head of Capital Markets since December 2018, prior to which she served as an Executive Vice President since the Company’s formation transaction (the “formation transaction”). Ms. Banerjee worked at the JBG Companies (“JBG”) from August 2010 until the formation transaction, serving as a Principal in the Investments group and on the Management Committee. Ms. Banerjee has over 15 years of real estate experience. Prior to joining JBG, Ms. Banerjee worked at the Blackstone Group in New York, focusing primarily on office, hotel, and senior living acquisitions. She also worked within Citigroup's Investment Banking Division in New York (NYSE: C). Ms. Banerjee graduated with a Bachelor of Science in International Economics from Georgetown University and earned a Master of Business Administration from The Wharton School of the University of Pennsylvania. In connection with Ms. Banerjee’s appointment, she will receive an annual base salary of $550,000, effective January 1, 2021, and have an annual target cash bonus for 2021 of 100% of her base salary. Ms. Banerjee will also continue to be eligible to receive equity awards under the JBG SMITH 2017 Omnibus Share Plan and participate in the other benefit plans offered to employees of the Company.

Angela Valdes, Chief Accounting Officer

Ms. Valdes, age 51, has served as the Company’s Chief Accounting Officer since the formation transaction. Ms. Valdes has 30 years of accounting experience, including over 20 years in public accounting and the REIT sector. Prior to joining the Company, Ms. Valdes served as Vice President and Chief Accounting Officer at Equity One, a real estate investment trust, from April 2010 to March 2017. She previously served as Vice President and Chief Accounting Officer of TOUSA, Inc. and worked at Ernst & Young LLP in the assurance practice, specializing in real estate. Ms. Valdes is a Certified Public Accountant and received her Bachelor of Science, cum laude, from the University of Miami. On December 17, 2020, the Company entered into an indemnification agreement with Ms. Valdes. A description of the material terms of the indemnification agreement can be found in the section entitled “Certain Relationships and Related Party Transactions” in the Company’s definitive proxy statement, dated March 13, 2020, which was filed on March 13, 2020, which description is incorporated herein by reference. The description is not complete and is subject to and qualified in its entirety by reference to the Form of Indemnification Agreement filed as Exhibit 10.12 to the Company’s Current Report on Form 8-K filed on July 21, 2017, and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

10.1	Second Amended and Restated Limited Partnership Agreement of JBG SMITH Properties LP, dated as of December 17, 2020.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JBG SMITH PROPERTIES

By:	/s/ Steven A. Museles
Name:	Steven A. Museles
Title:	Chief Legal Officer and Corporate Secretary

December 17, 2020